Exhibit 99

[Logo of Wendy’s International, Inc.]

Wendy’s International, Inc. announces second-quarter same-store sales

Sales positive at company-operated and franchise restaurants

DUBLIN, Ohio (July 10, 2008) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary average same-store sales for the second quarter of 2008, which ended on Sunday, June 29.

Average same-store sales at U.S. company-operated restaurants increased 0.1% during the quarter, compared to a 0.7% increase during the same quarter a year ago. Average same-store sales at U.S. franchise restaurants increased 1.1% during the quarter, compared to an increase of 0.4% during the same quarter a year ago.

“We are encouraged that sales trends improved compared to the previous two quarters and were positive for the period, especially at franchise restaurants which represent 84% of our system. It is important to drive sales momentum in the second half of the year as we expect continued pressures from escalating commodity costs, a weakened economy and a challenging competitive environment” said Chief Executive Officer and President Kerrii Anderson.

“As we focus on growing sales and profits at every Wendy’s® restaurant, our value platform will continue to evolve to meet the needs of today’s price-sensitive consumers,” added Anderson. “In addition, we will leverage Wendy’s quality position with premium products, including our latest menu addition featuring a warm chicken fillet on our outstanding entrée salads.”

The Company faced a calendar shift with the Easter holiday falling in the first quarter of 2008 (March 21-23), opposed to the second quarter a year ago (April 6-8). This positively impacted same-store sales at company-operated restaurants by an estimated 0.3% during the quarter.

Quality is what Wendy’s does best

Wendy’s recently re-launched its premium salad lineup with national advertising, featuring the transition from cold chicken to a warm chicken fillet available in three varieties – Grilled, Homestyle, or Spicy – on its entrée salads. The Company also introduced a new line of premium, Marzetti® salad dressings that are all-natural with no preservatives. Light or fat free options are available. In addition, Wendy’s has reduced the sodium level in each of its salad dressings by about 10 to 15 percent compared to previous options.

In June, the Company introduced its new Frosty® Shakes, which are hand-spun in three flavors: Vanilla Bean, Chocolate Fudge and Strawberry. The shakes highlight Wendy’s commitment to quality, using syrups made from real vanilla beans, five kinds of cocoa and real strawberries.

Also during the quarter, Wendy’s launched its new Chicken Go Wraps, featuring a center-cut, chicken breast fillet – available Grilled, Homestyle , or Spicy – with cheddar cheese, fresh lettuce and Ranch or Honey Mustard sauce wrapped in a warm flour tortilla.

In addition, Wendy’s introduced for a limited-time its popular Southwest Chicken Caesar salad, featuring seasoned chicken, corn, black beans and grape tomatoes served on freshly-chopped Romaine lettuce – garnished with shredded natural Parmesan cheese, garlic croutons and a zesty Southwest Caesar dressing.

Preliminary Second-Quarter Average Same-Store Sales Summary

	2Q 2008	2Q 2007
U.S. Company	0.1%	0.7%
U.S. Franchise	1.1%	0.4%

Monthly Average Same-Store Sales Summary for April, May and June

	Apr 2008	Apr 2007	May 2008	May 2007	Jun 2008	Jun 2007
U.S. Company	0.2%	0.6%	-0.7%	0.9%	0.7%	0.6%
U.S. Franchise	1.1%	0.5%	0.4%	0.5%	2.0%	0.0%

Company plans second-quarter disclosure

The Company plans to release its 2008 second-quarter results on Tuesday, August 5, the same day that Triarc Companies, Inc. (Arby’s) plans to release its earnings. Due to the execution of the definitive merger agreement between Wendy’s and Triarc, which was announced on April 24, 2008, management does not plan to hold a conference call to discuss second-quarter results.

Wendy’s International, Inc. overview

 Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies.

 Wendy’s received brand, food and operations accolades from:

•	Zagat Survey®, a leading global provider of consumer survey content, which named Wendy’s as having the best hamburgers in the quick-service restaurant industry. In addition, Wendy’s ranked first among quick-service “mega-chains” (i.e., those with at least 5,000 outlets) for food, facilities and popularity.

•	QSR® Magazine’s 2007 Consumer Survey recently rated Wendy’s as consumers’ favorite quick-service restaurant (QSR) for the second-straight year.

•	Speedy service earned Wendy’s the top spot for fastest drive-thru times once again, according to QSR Magazine’s 2007 Drive-Thru Study.

More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
Marsha Gordon (614) 764-3019 or marsha_gordon@wendys.com
Kim Messner (614) 764-6796 or kim_messner@wendys.com

MEDIA CONTACTS:
Denny Lynch: (614) 764-3553 or denny_lynch@wendys.com
Bob Bertini: (614) 764-3327 or bob_bertini@wendys.com

In connection with the proposed merger, Triarc filed a Registration Statement on Form S-4 on June 2, 2008 with the SEC (Registration No. 333-151336) that includes a preliminary joint proxy statement of Triarc and Wendy’s and that also constitutes a preliminary prospectus of Triarc. Before making any voting decision, Triarc and Wendy’s urge investors and security holders to read the definitive joint proxy statement/final prospectus regarding the proposed merger when it becomes available because it will contain important information. Triarc and Wendy’s each will mail the definitive proxy statement/final prospectus to its stockholders.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Triarc’s website (www.triarc.com ) under the heading “Investor Relations” and then under the item “SEC Filings and Annual Reports.” You may also obtain these documents, free of charge, from Wendy’s website (www.wendys.com) under the tab “Investors” and then under the heading “SEC Filings.”

 Triarc, Wendy’s and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Triarc and Wendy’s stockholders in favor of the stockholder approvals required in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Triarc and Wendy’s stockholders in connection with the stockholder approvals required in connection with the proposed merger is set forth in the proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4. You can find information about Triarc’s executive officers and directors in its Amendment No. 2 to its Form 10-K filed with the SEC on April 25, 2008. You can find information about Wendy’s executive officers and directors in its Amendment No. 1 to its Form 10-K filed with the SEC on April 28, 2008. Additional information about Triarc’s executive officers and directors and Wendy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4. You can obtain free copies of these documents from Triarc and Wendy’s using the contact information above.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Execution of the Merger Agreement with Triarc Companies, Inc. The execution of the Merger Agreement with Triarc may give rise to other risk factors, including the satisfaction of the conditions to consummation of the merger, including the approval of the merger agreement by shareholders of both companies and all required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require the Company to pay a $10 million expense reimbursement to Triarc; the amount of the costs, fees, expenses and charges related to the merger, including the incurrence of additional compensation expense to retain employees; the effect of the announcement of the merger on the Company’s business relationships, operating results and business generally, including the ability to retain key employees; the risk that the merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common shares; the potential adverse effect on the Company’s business, properties and operations because of certain covenants in the merger agreement; the risk that the Company may be subject to litigation in connection with the merger; and risks related to diverting management’s attention from the Company’s ongoing business operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.